UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 804-1690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.03 Creation of a Direct Financial Obligation

See Item 5.02 below.

Item 3.01 Disclosure of Nasdaq Notification

See Item 8.01 below, which is incorporated herein by reference.

ITEM 5.02 Compensation Arrangements of Management and Board of Directors

Effective December 31, 2020, The Board of Directors of Marathon Patent Group, Inc. (the “Company”) ratified the following arrangements approved by its Compensation Committee:

Merrick Okamoto, CEO was awarded a cash bonus of $2,000,000 which was paid before year end 2020. He was also awarded a special bonus of 1,000,000 RSUs with immediate vesting. He was given a new three-year employment agreement effective January 1, 2021 with the same salary and bonus as the prior agreement. He was also granted the following: award of 1,000,000 RSUs when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $500,000,000; award of 1,000,000 RSUs priced when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $750,000,000; award of 2,000,000 RSUs priced at lowest closing stock price in past 30 trading days when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $1,000,000,000; and award of 2,000,000 RSUs when the company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $2,000,000,000.

Sim Salzman, CFO, was granted a bonus payment of $40,000 in cash; and a bonus of 91,324 RSUs with immediate vesting. James Crawford, COO, was granted a bonus payment of $127,308 in cash and a stock bonus of 57,990 RSUs with immediate vesting. Furthermore, per his employment agreement, his base salary for the 2021 will be increased by 3%.

Compensation for directors of the board for 2021 as follows: (i) cash compensation of $60,000 per year for each director, plus an additional $15,000 per year for each committee chair, paid 25% at the end of each calendar quarter; (ii) for existing directors, the equivalent of 54,795 RSUs; and (iii) for newly elected directors, a one-time grant of 91,324 RSUs, vesting 25% each calendar quarter during 2021. For clarification, new directors will also receive the same annual compensation as existing directors in addition to their one time grant.

Item 8.01 Other Events

On January 4, 2021, the Company received a letter from Nasdaq that because the Company had delayed its annual meeting until January 15, 2021 (in order to to enable further shareholders to vote their shares in order to meet the 50.1% quorum requirement), that it was not in compliance with Nasdaq Rules 5620(a) which requires that an annual meeting be held within one year of each fiscal year. As the Company has indicated to Nasdaq in late December, it has received reports from its proxy solicitor that the quorum requirements have been met, and all matters have received requisite approvals to pass at the Annual Meeting on January 15, 2021. Once the Annual Meeting is held and the results publicly reported, Nasdaq has indicated that the Company will be deemed back in compliance with this requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2021

MARATHON PATENT GROUP, INC.

By:	/s/ Merrick Okamoto
Name:	Merrick Okamoto
Title:	Chief Executive Officer